Exhibit 3.2

STATE OF DELAWARE

AMENDMENT TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

LORD ABBETT PRIVATE CREDIT FUND 1, LP

The Undersigned, desiring to amend the Certificate of Limited Partnership of Lord Abbett Private Credit Fund 1, LP (hereinafter called the “Partnership”) pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:

First: The name of the Partnership is:

Lord Abbett Private Credit Fund 1, LP

Second: The Certificate of Limited Partnership is hereby amended by deleting Article 3 thereof in its entirety and inserting the following in lieu thereof:

“The name and mailing address of the general partner is as follows:

Lord Abbett Private Credit Fund 1 GP, LLC

90 Hudson St.

Jersey City, NJ 07302”

In Witness Whereof, the undersigned has executed this Amendment to the Certificate of Limited Partnership as of this 13th day of February, 2024.

GENERAL PARTNER:

Lord Abbett Private Credit Fund 1 GP, LLC, a Delaware limited liability company

By: /s/ Randolph A. Stuzin

Name: Randolph A. Stuzin

Title: Authorized Person